Exhibit 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM'S CONSENT

We consent to the incorporation by reference in the Registration Statement of DOBI Medical International, Inc. and Subsidiary on Form S-8, File No.333-121048 of our report, which includes an explanatory paragraph as to the Company's ability to continue as a going concern, dated February 2, 2006, on our audits of the consolidated financial statements of Dobi Medical International, Inc., as of December 31, 2005 and for the years ended December 31, 2005 and 2004, which report is included in this Annual Report on Form 10KSB.



                            /s/ Marcum & Kliegman LLP

                                  New York, NY

                                February 9, 2006